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Exhibit 10.1



                                  COMMON STOCK
                               PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 1st day of October, 2009 (the "Effective Date"), by and between Diffon Corporation, a South Korean corporation (the "Company") and Franklin Wireless Corporation, a Nevada corporation (the "Purchaser").

                                    RECITALS

A. The Company wishes to obtain, and the Purchaser is willing to sell and issue shares of common stock of the Company, on the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, the parties hereby agree as follows:

         1. Purchase and Sale of Securities.

                  1.1. Authorization and Sale of Common Stock.

                           (a) On the terms and subject to the conditions set
forth in this Agreement and the exhibits hereto; (i) Purchaser agrees to purchase from the Company at the Closing (as defined below) and the Company agrees to sell and issue to the Purchaser at the Closing, Six Hundred Sixty Six Thousand, Six Hundred Sixty Seven (666,667) shares of the Company's Common Stock (for the purchase price of KW 1,500 or US $1.25 per share for an aggregate purchase price of KW 1,000,000,000 or US $833,333 (the "Purchase Price"). The shares of Common Stock to be issued and sold pursuant to this Agreement are referred to as the "Shares."

                  1.2. Closing. The closing of the purchase and sale of the Shares shall take place at the offices of Solomon Ward Seidenwurm & Smith LLP, 401 B Street, Suite 1200 San Diego, CA, California 92101 at 10:00 a.m., P.D.T., on October 5, 2009 (the "Closing Date") or at such other time and place as the Company and Purchaser mutually agree (the "Closing").

                           1.2.1 At the Closing, the Company shall deliver to
Purchaser (a) a counterpart of the Stockholders Agreement in the form attached as Exhibit A (the "Stockholders Agreement"), duly executed by the Company, Ji Ho Cho and Seok Kwon Hong (the "Major Shareholders"); (b) a counterpart of the Share Exchange Agreement in the form attached as Exhibit B (the "Exchange Agreement") duly executed by the Company, and the Major Shareholders; (c) a share certificate for 666,667 Shares registered in Purchaser's name; and (d) a counterpart of a Product Supply and Purchase Agreement ("Supply Agreement") executed by the Company, a copy of which is attached hereto as Exhibit C. The Stockholders Agreement, Exchange Agreement and Supply Agreement are referred to as the "Ancillary Agreements"

                           1.2.2 At the Closing, Purchaser shall (a) pay the
Purchase Price by check or wire transfer to an account designated by the Company, (b) deliver to the Company a counterpart of the Stockholders Agreement duly executed by Purchaser; (c) a counterpart of the Exchange Agreement duly executed by Purchaser; and a counterpart of the Supply Agreement duly executed by Purchaser.

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         2. Representations and Warranties of the Company.

         The Company hereby makes the representations and warranties set forth in this Article as of the Effective Date and as of the Closing, all of which representations and warranties are being relied on by the Purchaser and will survive the acquisition of the Shares by the Purchaser.

                  2.1. Power. Organization and Good Standing, The Company is a corporation duly organized and existing under, and by virtue of, the laws of South Korea and is and in good standing under such laws. The Company is qualified to do business as a foreign corporation, and is in good standing in the State of California and in each jurisdiction where the failure to be so qualified would reasonably be expected to have a material adverse effect on the Company's financial condition or business as presently conducted (a "Material Adverse Effect"). The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted. The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. True and correct copies of the Company's Charter, governing instruments and minutes of the Board of Directors and shareholders of the Company have been made available to Purchaser.

                  2.2. Subsidiaries. The Company has no subsidiaries.

                  2.3. Capitalization. As of the Closing, the authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, of which 1,420,000 shares are issued and outstanding and of which 100,000 are reserved for issuance of stock options. All such outstanding shares have been duly authorized and validly issued, and will be fully paid and nonassessable. Upon the Closing, and assuming the consummation of the transaction contemplated by the Exchange Agreement, Purchaser will hold 51% of the outstanding capital stock of the Company. There are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company. Upon issuance at the Closing, the Shares shall have been issued in compliance with all applicable laws.

                  2.4. Authorization. This Agreement when executed by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Ancillary Agreements when executed and delivered by the Company and the Major Shareholders, as applicable, shall constitute valid and binding obligations of the Company and the Major Shareholders, as applicable, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Stockholders Agreement may be limited by applicable United States federal or state securities laws. The Shares, when issued in compliance with the provisions of this Agreement will be validly issued and will be fully paid and nonassessable and free of any liens or encumbrances.

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         2.5. Agreements; Action.

                  (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates, or any Affiliate thereof. "Affiliate" means as to any person or entity, a person or entity controlling, controlled by or under common control with such person or entity.

                  (b) Except for the Ancillary Agreements contemplated by the Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its subsidiaries or predecessors is a party or by which it is bound that involve (1) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of, US $25,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

                  (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of US $25,000 or in excess of US $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) shall be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

                  2.6. Financial Statements and Changes. The Company has delivered to Purchaser its unaudited balance sheet and income statement as of and for the fiscal years ended December 31, 2007 and December 31, 2008 and its balance sheet and income statement as of and for the eight months ended August 31, 2009 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition and operating results of the Company as of the dates, and during the periods, indicated therein. The Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except obligations and liabilities incurred after the date of organization in the ordinary course of business that are not material, individually or in the aggregate. Since August 31, 2009, there has not been any material change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a Material Adverse Effect on such assets, liabilities, financial condition or operation. Since August 31, 2009 there has not been:

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                           (a) any damage, destruction or loss of real or
personal property of the Company, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted);

                           (b) any waiver by the Company of a right or debt with
an amount or value in excess of US $10,000 owed to it;

                           (c) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Company with an amount or value in excess of LIS $10,000, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

                           (d) any material change or amendment to a material
contract or arrangement by which the Company or any of its assets or properties is hound or subject;

                           (e) any material change in any compensation
arrangement or agreement with any employee of the Company;

                           (f) any sale, assignment or transfer of the Company's
patents, trademarks, copyrights, trade secrets or other intangible intellectual property assets;

                           (g) receipt of notice that there has been a loss of,
or material order cancellation by, any major customer of the Company;

                           (h) any mortgage, pledge, or creation of a security
interest in any of the Company's material properties or assets;

                           (i) any loans or guarantees made by the Company to or
for the benefit of its employees, officers or members, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                           (j) any agreement or commitment by the Company to do
any of the things described in this Section 2.6.

                  2.7. Patents, Trademarks, etc. The Company owns or has the right to use, free and clear of all known liens, charges, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses, processes and rights necessary to the business as now conducted, and is not infringing upon or otherwise acting adversely to the right or claimed right of, any person under or with respect to any of the foregoing. The Company has not received any communications alleging that it has violated any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity. Except for the Proprietary Information and

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Invention Agreement (as defined below), or licenses or agreements arising from the purchase by the Company of "off the shelf" or standard products with a purchase price of less than US $10,000, there are no outstanding options, licenses or agreements relating to intellectual property of the Company and the Company is not bound by or a party to any options, licenses or agreements with respect to the intellectual property of any other person or entity. No software that contains, or is derived (in whole or in part) from any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models (i) was or is used in connection with the development of any of the Company's products or services or intellectual property in any manner that would restrict the ability of the Company to protect its proprietary interests in any such product or service or intellectual property or (ii) was or is incorporated in whole or in part, or has been distributed in whole or in part in conjunction with any product or service provided by the Company in any manner that would restrict the ability of the Company to protect its proprietary interests in any such product or service or that could require, or could condition the use or distribution of any such product on, the disclosure, licensing or distribution of any source code for any portion of the Company's source code. The Company has not embedded any open source, copyright or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement, in any manner that would restrict the ability of the Company to protect its proprietary interests in any such product or that could require, or could condition the use or distribution of any such product on, the disclosure, licensing or distribution of any source code for any portion of the Company's source code. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company's business as it is presently contemplated to be conducted.

                  2.8. Material Contracts and Commitments. The Company is not in default under any mortgage, indenture, contract, agreement, instrument, judgment, or decree to which it is a party or by which it or they are bound and the transactions contemplated hereby will not result in such default.

                  2.9. Compliance with Other Instruments, None Burdensome. The Company is not in violation of any term of its charter and governing instruments. The Company is not in violation of any order, statute, rule, or regulation which reasonably would be expected to have a material adverse effect on the Company's business. The execution, delivery and performance of and compliance with this Agreement and the issuance of the Shares by the Company hereunder and to the Knowledge of the Company, the transfer of the shares of the Company pursuant to the Exchange Agreement by the Major Shareholders, will not, result in any violation of, or conflict with, or constitute a default under, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the Major Shareholders as applicable. As used herein, "Knowledge" means the actual knowledge of the Company's officers. directors and Major Shareholders after due and diligent inquiry, including such knowledge as a person charged with the duties and obligations to the Company would be reasonably deemed to have by virtue of his position.

                  2.10. Litigation etc. There are no actions, suits, proceedings or investigations pending or, to the Company's Knowledge, currently threatened against it, the Major Shareholders or their respective properties, before any court or governmental agency. The Company, and to its Knowledge, the Major Shareholders, are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court of government agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that it intends to initiate.

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                  2.11. Employees. To the Knowledge of the Company, no employee is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of its business. The Company does not have any collective bargaining agreements covering any of its employees, Each employee of the Company is now employed at the Closing on an "at will" basis without rights to severance payments upon termination. Each officer and employee of the Company has executed a confidential information and invention assignment agreement, the form of which has been approved by Purchaser (the "Proprietary Information and Inver ion Agreement").

                  2.12. Registration Rights, The Company as of the Closing is not under any obligation to register under the US Securities Act of 1933 ("Securities Act") or any other security law of any jurisdiction, any of its securities except as provided in the Stockholders Agreement.

                  2.13. Governmental Consent, etc. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company, or to its Knowledge, the Major Shareholders is required in connection with the valid execution and delivery of this Agreement and the Ancillary Agreements, or the offer, sale or issuance of the Shares, the exchange of Shares by the Major Shareholders pursuant to the Exchange Agreement, or the consummation of any other transaction contemplated by this Agreement or the Ancillary Agreements, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if necessary) of the offer and sale of the Shares under the Securities Act, the California Corporate Securities Law, other applicable US state Blue Sky laws, and the securities or other laws of any other country or jurisdiction.

                  2.14. Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and the Company has a reasonable basis to believe that it can obtain, without undue burden or expense, any similar authority for the conduct of the Company's business as presently planned to be conducted, The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  2.15. Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by applicable law and such returns and reports are true and correct in all material respects. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's tax returns, including by way of example and not limitation, all income, franchise, sales or use tax returns has ever been audited by any governmental authority, The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including but not limited to, US federal income taxes, US Federal Insurance Contribution Act taxes and US Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid or will timely pay the same to the proper tax receiving officers or authorized depositories.

                  2.16. Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans, and encumbrances. With respect to the property and assets it leases, the Company is in substantial compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances,


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                  2.17. Obligations to Related Parties. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company not in excess of US $10,000 and (iii) for other standard employee benefits made generally available to all employees (including option agreements outstanding under any option or other equity incentive plan approved the Company's Board of Directors, and shareholders, as required). None of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a material business relationship, or any firm or corporation that competes with the Company, except in connection with the ownership of stock in publicly-traded companies, which ownership does not exceed 1% of the outstanding capital stock of such company. No employee, officer, or director of the Company, nor any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of securities of the Company).

                  2.18. Insurance. The Company has in full force and effect fire and casualty insurance, comprehensive general liability insurance in amounts customary for companies in similar businesses similarly situated.

                  2.19. Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the US Employee Retirement Income Security Act of 1974.

                  2.20. Finder's Fee. The Company is obligated to pay a 5% finders fee for which it agrees to indemnify and hold harmless Purchaser pursuant to the terms of Section 19. Other than as set forth above, the Company will not be obligated for any finders' fee, investment banking fee, broker's fee, or commission in connection with this transaction.

                  2.21. Compliance with Applicable Laws. The Company is in compliance in all material respects with all laws in effect on or before the Closing Date applicable to it and its business.

         3. Representations and Warranties of Purchaser. Purchaser hereby makes the representations and warranties set forth in this Article as of the Effective Date and as of the Closing, all of which representations and warranties are being relied on by the Company and will survive the acquisition of the Shares by the Purchaser.

                  3.1. Acknowledgement. Purchaser acknowledges and understands that the Shares have not been registered or qualified under the US Securities Act, or qualified under the securities laws of any state in reliance on exemptions from registration and qualification for nonpublic offerings, Purchaser further understands that, except as set forth in the Stockholders Agreement, the Company is under no obligation to register or qualify the Shares on Purchaser's behalf. Purchaser's purchase of the Shares is for Purchaser's own account and not with a view to or for sale in connection with any distribution of the Shares.

                  3.2. Principal Place of Business. Purchaser has a principal place of business in the state of California and has no present intention of moving its principal place of business to any other jurisdiction.

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                  3.3. Compliance with Applicable Laws. Purchaser has complied in all material respects with all applicable federal, state and local laws and regulations that would adversely affect or prevent Purchaser's execution and delivery of this Agreement, the Stockholders Agreement, or the consummation of the transactions contemplated hereby or thereby.

                  3.4. Authorization. This Agreement and the Ancillary Agreements, when executed and delivered by Purchaser shall constitute valid and binding obligation of Purchaser enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Stockholders Agreement may be limited by applicable US federal or state securities laws.

                  3.5. Compliance. Purchaser is not in violation of (a) any terms of its organizational or other governing document, or (b) any order, statute, rule, or regulation applicable to it, which violation reasonably would be expected to have a Material Adverse Effect on its business.

         4. Conditions to Closing.

                  4.1. Conditions to Purchaser' Obligations. The obligations of the Purchaser under this Agreement are subject to the fulfillment at the time of the Closing of each of the following conditions, any of which may be waived by
Purchaser:

                           (a) Representations and Warranties. The
representations and warranties of the Company contained in Section 2 shall be true and complete in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date thereof.

                           (b) Performance. The Company and the Major
Shareholders, as applicable, shall have performed and complied with their respective all agreements, obligations and conditions contained in this Agreement and the Ancillary Agreements that are required to be performed or complied with by it or them on or before the Closing.

                  4.2. Conditions to Company's Obligations. The obligations of the Company under this Agreement are subject to the fulfillment at the time of the Closing of each of the following conditions, any of which may be waived by the Company:

                           (a) Representations and Warranties. The
representations and warranties of the Purchaser contained in Section 3 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date thereof.

                           (b) Performance. Purchaser shall have performed and
complied with all agreements, obligations and conditions contained in this Agreement and the Ancillary Agreements that are required to be performed or complied with by it on or before the Closing


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                  4.3. Additional Conditions to Closing. The obligations of the
Purchaser under this Agreement are subject to the fulfillment at the time of the Closing of each of the following conditions, any of which may he waived by the
Purchaser:

                           (a) As contemplated by the Stockholders Agreement,
the Company shall fix its Board of Directors at five and Purchaser's two designees shall be elected as directors of the Company effective upon the Closing.

                           (b) The Company, the Major Shareholders and the
Purchaser, as applicable, shall have entered into the Ancillary Agreements, as applicable, and the Ancillary Agreements shall be in full force and effect.

                           (c) No action, suit, or proceeding shall be pending
or threatened before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before (or that could come before) any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement.

                           (d) Closing Deliverables. At the Closing, the Company
shall have delivered to counsel to the Purchaser the following:

                                    (i) a certificate executed by the Chief
Executive Officer of the Company on behalf of the Company, satisfactory to the Purchaser's counsel, certifying the satisfaction of the conditions to closing listed in Sections 4.1(a) and 4.1(b);

                                    (ii) a certificate of the Secretary of State
of the State of California, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company in the State of California; and

                                    (iii) a certificate certifying (A) the
Charter and other governing instruments of the Company, and (B) resolutions of the Board of Directors (and shareholders if and as required) of the Company approving the Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

         5. Termination.

                  5.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

                           (a) The Company and Purchaser may terminate this
Agreement by mutual written consent at any time prior to the Closing;

                           (b) Purchaser may terminate this Agreement by giving
written notice to the Company at any time prior to the Closing (A) in the event the Company has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Purchaser has notified the Company of the breach and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, (B) if the Closing shall not have occurred on or before October30, 2009, by reason of the failure of any condition precedent under Section 4 hereof (unless the failure results primarily from Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement); (C) as due diligence is continuing the Purchaser is not satisfied in its sole discretion with any aspect of the Company's condition and its business and; and

                           (c) The Company may terminate this Agreement by
giving written notice to Purchaser at any time prior to the Closing (A) in the event Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified Purchaser of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach, or (B) if the Closing shall not have occurred on or before October 30, 2009, by reason of the failure of any condition precedent under Section 4 hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement).

                  5.2. Effect of Termination. If any party terminates this Agreement pursuant to Section 5.1(a) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach).

         6. Effectiveness. This Agreement will not be binding upon either party unless and until a fully executed copy hereof is delivered by the other party.

         7. Further Assurances, Each party to this Agreement will execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

         8. Venue and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of California. For purposes of venue and jurisdiction, this Agreement will be deemed made and to be performed in San Diego County, California. Venue for all purposes will lie exclusively with the state and federal courts located in San Diego County, California. Each party hereby submits to the jurisdiction of such courts.



         9. Counterparts and Exhibits, This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one document, All exhibits referred to in this Agreement are attached to this Agreement and incorporated by reference.

         10. Time of Essence. Timely, strict and punctual performance are of the essence with respect to each provision of this Agreement.

         11. Headings and Interpretation. The headings of the Sections of this Agreement have been included only for convenience, and may not be deemed in any manner to modify or limit any of the provisions of this Agreement, or be used in any manner in the interpretation of this Agreement. Whenever the context so requires in this Agreement, all words used in the singular will be construed to have been used in the plural (and vice versa), each gender will be construed to include any other genders, and the word "person" will be construed to include a natural person, corporation, firm, partnership, joint venture, trust, estate, or any other entity. Each party to this Agreement has reviewed and revised this Agreement. Each party to this Agreement has had the opportunity to have such party's legal counsel review and revise this Agreement. The rule of construction that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement

         12. Successors-in-Interest and Assigns. This Agreement is binding on and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement.


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         13. Fees and Expenses. Each of the Company and the Purchaser agrees to pay its own expenses incident to the performance of its obligations hereunder; provided however that the Company shall bear up to $10,000 for any costs of any due diligence or audit expenses as required by applicable law which are incurred by Purchaser (including without limitation legal, accounting other audit expense) in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

         14. Notices. All notices or other communications required or permitted to be given to a party to this Agreement will be in writing and will be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to the party at its address as set forth below each party's signature. Each notice or other communication will be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this Section, then it will be deemed given, delivered and received three days after the date the notice or other communication is deposited with the United States Postal Service in accordance with this Section. Any party to this Agreement may give a notice of a change of its address to the other party(ies) to this Agreement.

         15. Waiver. Any waiver of a default under this Agreement must be in writing and will not be a waiver of any other default concerning the same or any other provision of this Agreement. No delay or omission in the exercise of any right or remedy will impair such right or remedy or be construed as a waiver. A consent to or approval of any act will not be deemed to waive or render unnecessary consent to or approval of any other or subsequent act.

         16. Prior Understandings. This Agreement and the Ancillary Agreements contain the entire agreement between the parties to this Agreement with respect to the subject matter of this Agreement, is intended as a final expression of the parties' agreement with respect to the terms as are included in this Agreement and the Ancillary Agreements, is intended as a complete and exclusive statement of the terms of the parties' agreements and understandings, and supersedes the Investment Memorandum dated September 8, 2009, and all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to the subject matter, which precede the execution of this Agreement.

         17. Modifications. This Agreement may be modified only by a writing executed by the party(ies) to this Agreement against whom enforcement of such modification is sought.

         18. Partial Invalidity. Each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of the provision to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of the provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected by such invalidity or unenforceability, unless the provision or its application is essential to this Agreement.

         19. Indemnification; Survival of Representations and Warranties. Purchaser and its officers, directors, employees and shareholders shall be indemnified and held harmless by the Company for and against any and all losses, claims or liabilities arising out of or resulting from; (a) the breach of any representation or warranty made by the Company contained in this Agreement; or
(b) the breach of any of the Company's covenants or agreements contained in this Agreement; and (c) any and all reasonable costs and expenses, including reasonable legal fees and expenses, in connection with enforcing the indemnification rights of Purchaser under this Section 19. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing regardless of any investigation made by or on behalf of the Company or Purchase; for a period of three (3) years after the Closing; provided, however, that: (a) the representations, warranties and covenants contained in
Section 2.1, Section 2.3, Section 2.20, and Section 3.4 shall survive the Closing indefinitely; (b) the representations, and warranties contained in
Section 2.15 shall survive until one (1) year after expiration of the applicable statute of limitations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                             SIGNATURE PAGE FOLLOWS

               SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT


                                       THE COMPANY:

                                       Diffon Corporation

                                       By:  /s/ Cho, Ji Ho
                                          ------------------------------
                                       Title:  CEO

                                       Digital Tower Aston 1505,
                                       505-15 Gasan, Geumcheon
                                       Seoul 153-803381
                                       Telefax: 82.2.2082.8920


                                       PURCHASER:

                                       By:  /s/ OC Kim
                                          ------------------------------
                                       Title:  President

                                       5440 Morehouse Dr. Suite 1000
                                       San Diego, CA 92121, USA
                                       Telefax: 858-623-0050

                                   EXHIBIT A

                             Stockholders Agreement

                                   EXHIBIT B

                               Exchange Agreement

                                   EXHIBIT C

                                Supply Agreement